Exhibit 99.1

Canopy Growth Enhances Financial Flexibility and Delevers Company Balance Sheet by $437 million

Company Announces Accretive Reduction of Corporate Debt, Preservation of Cash, and an Improved Financial Position Through a Series of Agreements Supported by Secured and Unsecured Lenders

SMITHS FALLS, ON – July 14, 2023 – Canopy Growth Corporation (“Canopy Growth” or the “Company”) (TSX: WEED) (NASDAQ: CGC) announced today that it has entered into a series of agreements, including privately negotiated redemption agreements (the “Redemption Agreements”) with certain holders of its unsecured senior notes due July 15, 2023 (the “Existing Notes”) and agreements with certain of its lenders under its term loan credit agreement dated March 18, 2021 (the “Credit Agreement”), that will have the overall effect of deleveraging the Company’s balance sheet.

Highlights

•	Total Debt Reduction: ~ $437[1] million expected over the next 2 quarters

•	Annualized Interest Expense Savings: ~ $20 – $30 million

•	Discount Capture: Repayment of principal owing under the Credit Agreement between 93% and 95% of par

•	Elimination of Call Premium: Ability to prepay remainder of loan at par

•	Enhanced Equity Capitalization: Conversion of ~ 41% of Existing Notes into Common Shares

As a result of the agreements with our secured and unsecured lenders, the Company is expected to reduce its total debt by approximately $437 million over the next 6 months and lower annual interest costs by approximately $20 to $30 million. Following the completion of the transactions contemplated by the Redemption Agreements, the Company will preserve approximately $92 million in cash by settling approximately $193 million aggregate principal amount of the Existing Notes with a mix of consideration that includes common shares of the Company (the “Common Shares”) and newly issued unsecured non-interest bearing convertible debentures (the “Debentures”). Additionally, the Company will reduce $100 million of principal indebtedness under the credit facility provided under the Credit Agreement (the “Credit Facility”) for a cash payment of $93 million, with the expectation of further principal reductions at $0.95 on the dollar upon completion of certain asset sales.

The Company believes that its enhanced financial flexibility, delevering of its balance sheet, and the anticipated results of the business transformation underway, continue to ensure that Canopy Growth has a sustainable business platform, and remains positioned to be a leader in the $50 billion North American cannabis market.

“We are pleased to have worked constructively with our lenders to reach these agreements which enable Canopy Growth to preserve cash, and further improve its balance sheet through accretive and meaningful reductions in its overall debt,” said Judy Hong, Chief Financial Officer, Canopy Growth. “We believe these latest milestones, in addition to actions Canopy Growth has taken to strengthen its balance sheet and its continued execution on the cost reduction program, will provide investors and all of our stakeholders with increased confidence in our path to long term value creation.”

“We are pleased to have been able to come to an agreement with Canopy Growth that will strengthen its balance sheet and provide a path towards continued improvements in its financial position. We look forward to continuing to work with the Company to ensure a successful outcome for all stakeholders,” said a spokesperson on behalf of lenders under the Credit Facility.

[1]	This number assumes equitization of the Debentures.

Transaction Details

Pursuant to the terms of the Redemption Agreements, approximately $193 million of the $225 million aggregate principal amount under the outstanding Existing Notes and due July 15, 2023 will be redeemed on the closing date for (i) an aggregate cash payment of approximately $101 million; (ii) the issuance of approximately 90.4 million Common Shares; and (iii) the issuance of approximately $40.4 million aggregate principal amount of Debentures (the “Redemption”). The Debentures will be convertible into Common Shares (the “Debenture Shares”) at the option of the holder at any time or times following the Shareholder Approval (as defined below), at a conversion price equal to $0.55, subject to adjustment in certain events.

Following the completion of the Redemption, there will be approximately $31.9 million aggregate principal amount owing under the outstanding Existing Notes.

In addition, under the terms of the amended Credit Agreement, the Company will make a payment of $93 million in cash to reduce $100 million of principal indebtedness under the Credit Facility. The Company has also agreed to direct proceeds from certain completed and contemplated asset sales to reduce indebtedness under the Credit Facility and receive principal reductions at, in certain circumstances, $0.95 on the dollar toward such repayments and the removal of certain onerous financial covenants.

Since the beginning of fiscal 2023, Canopy Growth has completed numerous balance sheet actions to strengthen its financial position, while implementing a business transformation plan with the goal of improving profitability. The balance sheet actions completed by the Company to date include:

•	Equitization of approximately $366[2] million of the Existing Notes;

•	Paydown of approximately $350 million (or 35% of the principal) of the Credit Facility at $0.93 per dollar of debt;

•	Refinanced $100 million of the Existing Notes held by Greenstar (as defined below) in order to extend the maturity date to December 31, 2024; and

•

Generated approximately $81 million in cash proceeds during the most recent fiscal quarter from the disposition of five facilities with additional agreements in place to generate up to $150 million in total proceeds by September 30, 2023.

Annual General and Special Meeting Update

Canopy Growth intends to file its preliminary proxy statement in connection with the Company’s Annual General and Special Meeting to be held on September 25, 2023 (the “Meeting”), on July 14, 2023. In addition to the normal course business brought before the Meeting, the Company intends to seek shareholder approval for, among other things, (i) the issuance of all of the Debenture Shares in excess of 19.99% and 25%, as applicable, of the issued and outstanding Common Shares in accordance with the applicable rules and regulations of the Nasdaq Stock Market and the Toronto Stock Exchange in connection with the Redemption (the “Shareholder Approval”), and (ii) the adoption of a new simplified equity plan. The Company received a notice from Nasdaq Stock Market LLC on July 11, 2023 of its non-compliance with the Nasdaq’s minimum listing requirements relating to the closing bid price being below $1.00 per Common Share for 30 consecutive business days.

[2]	This number assumes equitization of the Debentures.

On July 13, 2023, the Company entered into a voting support agreement with Greenstar Canada Investment Limited Partnership (“Greenstar”) and CBG Holdings LLC (“CBG” and together with Greenstar, the “CBG Group”), our largest shareholders, pursuant to which the CBG Group has agreed to vote their Common Shares in favor of the Shareholder Approval. As of the date hereof, the CBG Group held 171,499,258 of Common Shares.

The Redemption is being conducted as a private placement, and any Common Shares and Debentures to be issued in the Redemption will be issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) of the Securities Act in transactions not involving any public offering. This press release is neither an offer to sell nor a solicitation of an offer to buy any securities described above, nor will there be any offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Advisors

The Company has engaged Greenhill & Co. Canada Ltd. as its financial advisor and is advised by its legal counsel Cassels Brock & Blackwell LLP and Goodwin Procter LLP. HudsonWest acted as financial advisor to the Company in connection with the Redemption of the Existing Notes.

About Canopy Growth

Canopy Growth is a leading North American cannabis and CPG company dedicated to unleashing the power of cannabis to improve lives.

Through an unwavering commitment to our consumers, Canopy Growth delivers innovative products with a focus on premium and mainstream cannabis brands including Doja, 7ACRES, Tweed, and Deep Space. Our CPG portfolio features sugar-free sports hydration brand BioSteel, targeted 24-hour skincare and wellness solutions from This Works, gourmet wellness products by Martha Stewart CBD, and category defining vaporizer technology made in Germany by Storz & Bickel.

Canopy Growth has also established a comprehensive ecosystem to realize the opportunities presented by the U.S. THC market through its rights to Acreage Holdings, a vertically integrated multi-state cannabis operator with principal operations in densely populated states across the Northeast, as well as Wana Brands, a leading cannabis edible brand in North America, and Jetty Extracts, a California-based producer of high-quality cannabis extracts and pioneer of clean vape technology.

Beyond our world-class products, Canopy Growth is leading the industry forward through a commitment to social equity, responsible use, and community reinvestment—pioneering a future where cannabis is understood and welcomed for its potential to help achieve greater well-being and life enhancement.

For more information visit www.canopygrowth.com.

Contact :

Laura Nadeau

Communications

media@canopygrowth.com

Tyler Burns

Director, Investor Relations

Tyler.Burns@canopygrowth.com

Notice Regarding Forward-Looking Information

This news release contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities legislation. Often, but not always, forward-looking statements and information can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Forward-looking statements or information involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements or information contained in this news release. Examples of such statements and uncertainties include statements with respect to the Company’s debt reduction, the anticipated issuance of the Common Shares, Debentures in connection with the Redemption, the anticipated aggregate principal amount outstanding under the Existing Notes following the completion of the Redemption, the anticipated timing of the Meeting and the proposals to be voted upon by the Company’s shareholders, statements with respect to the additional facility divestitures, the proceeds to be received by the Company from such divestitures, the timing of any additional facility divestitures, the Company’s strategy focused on profitability, benefits of the Redemption and the amendments to the Credit Agreement, the Company’s strategy to strengthen its financial position, and expectations for other economic, business, and/or competitive factors.

Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information, including the risk that the Shareholder Approval is not obtained at the Meeting; negative operating cash flow; uncertainty of additional financing; use of proceeds; volatility in the price of the Common Shares; inherent uncertainty associated with projections; expectations regarding future investment, growth and expansion of operations; regulatory and licensing risks; changes in general economic, business and political conditions, including changes in the financial and stock markets and the impacts of increased rates of inflation; legal and regulatory risks inherent in the cannabis industry, including the global regulatory landscape and enforcement related to cannabis; additional dilution; political risks and risks relating to regulatory change; risks relating to anti-money laundering laws; compliance with extensive government regulation and the interpretation of various laws regulations and policies; public opinion and perception of the cannabis industry; and such other risks contained in the public filings of the Company filed with Canadian securities regulators and available under the Company’s profile on SEDAR at www.sedar.com and with the United States Securities and Exchange Commission through EDGAR at www.sec.gov/edgar, including under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended March 31, 2023.

In respect of the forward-looking statements and information, the Company has provided such statements and information in reliance on certain assumptions that they believe are reasonable at this time. Although the Company believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements in this news release are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. Should one or more of the foregoing risks or uncertainties materialize, or should assumptions underlying the forward-looking information prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. Although the Company has attempted to identify important risks, uncertainties and factors which could cause actual results to differ materially, there may be others that cause results not to be as anticipated, estimated or intended. The forward-looking information and forward-looking statements included in this news release are made as of the date of this news release and the Company does not undertake any obligation to publicly update such forward-looking information or forward-looking information to reflect new information, subsequent events or otherwise unless required by applicable securities laws.